UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2021

EVmo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39132	81-3028414
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

433 N. Camden Drive, Suite 600 Beverly Hills, California	90210
(Address of registrant’s principal executive offices)	(Zip code)

(310) 926-2643

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
None.	None.	None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2021 (the “Closing Date”), X, LLC, a Delaware limited liability company (“X LLC”), acting pursuant to that certain purchase and sale agreement (the “Agreement”), entered into as of February 3, 2021 and amended as of February 22, 2021, by and among X LLC, Acuitas Group Holdings, LLC, a California limited liability company (“Acuitas”), Crede Capital Group, LLC, a Delaware limited liability company, Crede Capital LLC, a Delaware limited liability company, and, solely for purposes of one section of the Agreement, Mr. Ramy El-Batrawi, sold, transferred and assigned to Acuitas six million (6,000,000) shares of common stock, par value $0.000001 per share (the “Common Stock”), of EVmo, Inc., formerly known as Rideshare Rental, Inc., a Delaware corporation (the “Company”). As of the Closing Date, Acuitas became the largest holder of shares of Common Stock.

Among the conditions to the Agreement was that, upon its closing, Mr. El-Batrawi resign as chief executive officer (“CEO”) and as a director of the Company. Further, Mr. Stephen M. Sanchez, chairman of the Company’s board of directors (the “Board”), was designated to succeed Mr. El-Batrawi as CEO and, upon the assumption of such duties, resign as Board chairman but remain on the Board as a non-independent director. Mr. Terren Peizer, sole member of Acuitas, would then join the Board as its new executive chairman.

Each of the foregoing changes to the Board and the Company’s senior management went into effect on the Closing Date. The Board had previously voted to approve each action in accordance with the Company’s By-Laws.

In addition, the Agreement provided for an expansion in the size of the Board to seven (7) members, with three of those members (not including Mr. Peizer) to be proposed by Mr. Peizer and agreed and approved by both Mr. Peizer and the directors serving on the Board, and then appointed in accordance with the Company’s By-Laws. By written consent of the parties to the Agreement prior to its closing, these new Board members will be appointed on a later date to be determined.

Item 5.03 Amendments to Articles of Incorporation and Bylaws; Change in Fiscal Year

On March 1, 2021, the Company, pursuant to a certificate of amendment to its certificate of incorporation filed with the Division of Corporations, Delaware Department of State, changed its name from Rideshare Rental, Inc. to its current name.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2021	EVmo, Inc.

	By:	/s/ Stephen M. Sanchez
	Name:	Stephen M. Sanchez
	Title:	Chief Executive Officer